Exhibit 99.4

Alcoa Inc.

Notice of Guaranteed Delivery

Offer For All Outstanding

5.72% Notes due 2019

in exchange for

5.72% Notes due 2019

which have been registered under the

Securities Act of 1933, as amended

and

5.87% Notes due 2022

in exchange for

5.87% Notes due 2022

which have been registered under the

Securities Act of 1933, as amended

Pursuant to the Prospectus dated [                    ], 2007

This exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on [        ], 2007, unless extended by Alcoa Inc. (the “Company”) (such date and time, as they may be extended, the “expiration date”). Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the exchange offer of the Company made pursuant to the prospectus, dated                 , 2007 (the “Prospectus”), if certificates for the outstanding 5.72% Notes due 2019 and the outstanding 5.87% Notes due 2022 of the Company (collectively, the “Outstanding Old Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent (as indicated below) prior to the expiration date.

Make Delivery to:

GLOBAL BONDHOLDER SERVICES CORPORATION

As Exchange Agent

By Registered or Certified Mail, Regular Mail, Hand Delivery and Overnight Courier: 65 Broadway Suite 723, 7th Floor New York, New York 10006 Attention: Corporate Actions	By Facsimile (for eligible institutions only): (212) 430-3775 Confirm by Telephone: (212) 430-3774

Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal described below is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus, and in the related Letter of Transmittal and instructions thereto (the “Letter of Transmittal”), receipt of each of which is hereby acknowledged, the principal amount of Outstanding Old Notes indicated below pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Procedures for Tendering Outstanding Old Notes—Guaranteed Delivery” in the Prospectus.

Principal Amount of Outstanding Old Notes Tendered for Exchange (must be in denominations of principal amount of $100,000 and any integral multiples of $1,000 in excess thereof):	$

☐ Checkbox if Outstanding Old Notes will be tendered by book-entry transfer

The Depository Trust Company Account Number:

Outstanding Old Note Certificate No(s). (if available):
PLEASE SIGN HERE

Signature(s) of Owner(s) or Authorized Signatory		Date

Must be signed by the holder(s) of Outstanding Old Notes as their names(s) appear(s) on certificates for Outstanding Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s)

Capacity

Address(es)

(include Zip Code)

Area Code and Telephone Number

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including a bank; a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; a credit union; a national securities exchange, registered securities association or clearing agency; or a savings association, hereby guarantees to deliver to the Exchange Agent, at the address set forth above, either the certificates for all physically tendered Outstanding Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in “The Exchange Offer—Procedures for Tendering Outstanding Old Notes—Guaranteed Delivery” in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

The undersigned acknowledges that it must deliver the Outstanding Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm

Address

(including Zip Code)

Authorized Signature

Title

Name
(Please Type or Print)

Date

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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